Perficient®

Q2 2013 Financial Results Presentation

Published August 1, 2013

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® Index

Experts in delivering business-driven **technology solutions**

Perficient

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2013. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2012. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS to Adjusted GAAP EPS:

	2013 - Low end of adjusted goal		2013 - High end of adjusted goal	
Full Year GAAP EPS	$ 0.60		$ 0.68	
Impact of non-GAAP items	$ 0.43	(a)	$ 0.41	(a)
Full Year Adjusted GAAP EPS	$ 1.03		$ 1.09	

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares.

Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished August 1, 2013.

Safe Harbor Statement

The adjusted GAAP and GAAP net income per share goals for 2013 outlined above are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, client demand for our services and solutions and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, risks associated with managing organic and acquisition growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Forms 10-Q.

Operating Metrics

(In thousands)	THREE MONTHS ENDED JUNE 30			SIX MONTHS ENDED JUNE 30		
	2013	2012	% Change	2013	2012	% Change
Revenues	$94,167	$81,796	15%	$179,102	$156,494	14%
Gross Profit Margin	$30,598 32.5%	$26,757 32.7%	14%	$56,112 31.3%	$49,404 31.6%	14%
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses Margin	$29,984 37.3%	$26,660 36.7%	12%	$55,697 36.2%	$49,203 35.4%	13%
EBITDA Excluding Stock Compensation % of Revenue	$14,517 15.4%	$12,450 15.2%	17%	$24,793 13.8%	$22,538 14.4%	10%
EBIT % of Revenue	$7,402 7.9%	$6,527 8.0%	13%	$12,651 7.1%	$11,515 7.4%	10%
Net Income % of Revenue	$4,562 4.8%	$3,603 4.4%	27%	$8,685 4.8%	$6,589 4.2%	32%
Adjusted Net Income % of Revenue	$8,757 9.3%	$7,252 8.9%	21%	$15,645 8.7%	$13,112 8.4%	19%
GAAP EPS	$0.14	$0.12	17%	$0.27	$0.22	23%
Amortization less tax effect	0.04	0.04		0.08	0.07	
Stock compensation less tax effect	0.06	0.05		0.12	0.09	
Acq costs/Accr earnout less tax effect	0.04	0.03		0.03	0.05	
Adjusted EPS	$0.28	$0.24	17%	$0.50	$0.43	16%

Operating Metrics

(In millions)	Q2 2013	Q1 2013	% change	Q2 2013	Q2 2012	% change
Services Revenue (excluding reimbursable expenses)	$80,414	$73,567	9%	$80,414	$72,678	11%
Software Revenue	$9,705	$7,844	24%	$9,705	$5,059	92%
YTD Cash Flow from Operations				$15,359	$9,473	62%

ABR	Q2 2013	Q1 2013
North American Employees	$133	$132
All Employees	$123	$121

Utilization	Q2 2013	Q1 2013
North American Employees	80%	81%
All Employees	78%	78%

Headcount	Q2 2013		Q1 2013	
	Average	Ending	Average	Ending
North America Billable Employees	1,273	1,322	1,194	1,207
Subcontractors	175	163	175	167
Offshore Billable Employees	186	196	184	185
Total Billable Headcount	1,634	1,681	1,553	1,559
SG&A Headcount	278	281	289	285
Total Headcount	**1,912**	**1,962**	**1,842**	**1,844**

Solution Data

Revenue by Solution (Top 10)	Q2 13	Q1 13	Q2 12
Custom Applications	**23%**	20%	15%
Business Integration	**15%**	19%	21%
Business Analytics	**13%**	15%	16%
Portals/Collaboration	**10%**	12%	12%
Commerce	**7%**	6%	4%
Content Management	**7%**	4%	5%
Platform	**6%**	6%	4%
CRM	**5%**	3%	6%
ERP	**5%**	4%	1%

Industry Data

Revenue by Industry (Top 10)	Q2 13	Q1 13	Q2 12
Healthcare Products & Services	**24%**	24%	27%
Financial Services/Banking/Insurance	**15%**	13%	12%
Retail	**9%**	10%	8%
Automotive & Transport Products	**7%**	8%	10%
Electronics & Computer Hardware	**7%**	7%	7%
Telecommunications	**7%**	7%	6%
Manufacturing	**7%**	4%	4%
Energy and Utilities	**6%**	9%	8%
Consumer Goods and Services	**6%**	6%	3%
Business Services	**4%**	6%	3%

Perficient

Platform Data

Revenue by Platform	Q2 13	Q1 13	Q2 12
IBM	**45%**	40%	39%
Microsoft	**23%**	23%	21%
Oracle	**12%**	12%	12%
TIBCO	**3%**	4%	6%
Other	**17%**	21%	22%
Totals	**100%**	100%	100%